Cmoproj
UBS		2:02:35 pm July 14, 2004
Fixed Income Research	MAST0408A 30 year 4.8	Julie Park parkjua@fiunmr69
cmoproj.623		Page 1

Bond	Balance	Coupon	Delay	Factor	Index	Value	Reset	Multiplier	Cap
1A1	18,506,000.00	4.83400	24	1.000000		-1.0000	-	-	-

Floor	Current	Settle	Deal	WAC	WAM	Pricing	Duration
	Coupon	Date				Speed	@ Px
-	4.8340	07/30/04	30 year	5.09	178.00	300.0PSA	90:00

Price	PSA	PSA	PSA	PSA	PSA
	0	100	300	400	500
90:00	11.159	13.720	17.261	18.746	20.117
Avg Life	1.812	1.267	0.900	0.804	0.732
Duration	1.568	1.111	0.788	0.702	0.637
First Pay	8/04	8/04	8/04	8/04	8/04
Last Pay	1/08	10/06	2/06	12/05	10/05

Bond	Balance	Coupon	Delay	Factor	Index	Value	Reset	Multiplier	Cap
1A2	42,000,000.00	4.83400	24	1.000000		-1.0000	-	-	-

Floor	Current	Settle	Deal	WAC	WAM	Pricing	Duration
	Coupon	Date				Speed	@ Px
-	4.8340	07/30/04	30 year	5.09	178.00	300.0PSA	90:00

Price	PSA	PSA	PSA	PSA	PSA
	0	100	300	400	500
90:00	6.737	7.551	9.034	9.645	10.192
Avg Life	6.728	4.433	2.729	2.357	2.102
Duration	5.412	3.756	2.412	2.101	1.883
First Pay	1/08	10/06	2/06	12/05	10/05
Last Pay	3/14	5/11	8/08	12/07	7/07

The information contained herein is based on sources we believe to be reliable but its accuracy is not guaranteed. UBS PaineWebber Incorporated and/or Mitchell Hutchins Asset Management, Inc. affiliated companies and /or their officers, directors, employees or stockholders may at times have a position including an arbitrage or option position in the securities described herein and may sell or buy them to or from customers. These companies may from time to time act as a consultant to a company being reported upon.

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Cmoproj
UBS		2:02:35 pm July 14, 2004
Fixed Income Research	MAST0408A 30 year 4.8	Julie Park parkjua@fiunmr69
cmoproj.623		Page 2

Bond	Balance	Coupon	Delay	Factor	Index	Value	Reset	Multiplier	Cap
1A3	47,569,000.00	4.83400	24	1.000000		-1.0000	-	-	-

Floor	Current	Settle	Deal	WAC	WAM	Pricing	Duration
	Coupon	Date				Speed	@ Px
-	4.8340	07/30/04	30 year	5.09	178.00	300.0PSA	90:00

Price	PSA	PSA	PSA	PSA	PSA
	0	100	300	400	500
90:00	6.019	6.179	6.662	6.947	7.244
Avg Life	12.366	10.471	7.156	6.016	5.146
Duration	8.827	7.738	5.623	4.846	4.235
First Pay	3/14	5/11	8/08	12/07	7/07
Last Pay	5/19	5/19	5/19	5/19	5/19

The information contained herein is based on sources we believe to be reliable but its accuracy is not guaranteed. UBS PaineWebber Incorporated and/or Mitchell Hutchins Asset Management, Inc. affiliated companies and /or their officers, directors, employees or stockholders may at times have a position including an arbitrage or option position in the securities described herein and may sell or buy them to or from customers. These companies may from time to time act as a consultant to a company being reported upon.